ABN AMRO BANK N.V.
                               UP TO $500,000,000
                               MEDIUM-TERM NOTES
                   DUE NINE MONTHS OR MORE FROM DATE OF ISSUE


                       NEW AGENTS SUPPLEMENTAL AGREEMENT



                                                               July __, 2001


ABN AMRO Financial Services, Inc.
1290 Avenue of the Americas
New York, NY 10104

First Institutional Securities, L.L.C.
3 Garret Mountain Plaza
West Paterson, NJ 07422

H&R Block Financial Advisors
751 Griswold Street
Detroit, MI 48226

J.J.B. Hilliard W.L. Lyons, Inc.
Hilliard Lyons Center
Louisville, KY 40202

Ladies and Gentlemen:

     We refer to the Distribution Agreement dated November 27, 2000 entered into in respect of the issue and sale from time to time by ABN AMRO Bank N.V. (the "Company") of its Medium-Term Notes described therein (such agreement, as amended from time to time, the

"Agreement"), a copy of which has been heretofore supplied to you. We invite you to become an Agent upon the terms of such Agreement, as modified hereby, with respect to the issue and sale of the Company's 11.00% Reverse Exchangeable Securities due July 18, 2002 linked to common stock of Pfizer Inc. (the "Offering").

     Your appointment as Agents pursuant to this letter shall only be with respect to the Offering and the terms "you", "your" and "Agents" in the Agreement shall include, as they relate to the Offering, each of ABN AMRO Financial Services, Inc., First Institutional Securities, L.L.C., H&R Block Financial Advisors, and J.J.B. Hilliard W.L. Lyons, Inc.

     This letter is governed by, and shall be construed in accordance with, the laws of the State of New York, without giving effect to the conflict of laws provisions thereof.

     Please return to us a copy of this letter signed by an authorized signatory whereupon you will become an Agent under the Agreement for purposes of the Offering.

     This letter may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same letter.


                                                  Very truly yours,

                                                  ABN AMRO BANK N.V.

                                                  By:
                                                     ---------------------------
                                                     Name:
                                                     Title:


                                                  By:
                                                     ---------------------------
                                                     Name:
                                                     Title:


                                                  ABN AMRO INCORPORATED

                                                  By:
                                                     ---------------------------
                                                     Name:
                                                     Title:

Accepted and Agreed:


ABN AMRO FINANCIAL SERVICES, INC.

By:
   -----------------------------------
   Name:
   Title:


FIRST INSTITUTIONAL SECURITIES, L.L.C.

By:
   -----------------------------------
   Name:
   Title:


H&R BLOCK FINANCIAL ADVISORS

By:
   -----------------------------------
   Name:
   Title:


J.J.B. HILLIARD W.L. LYONS, INC.

By:
   -----------------------------------
   Name:
   Title: